UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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AMPIO PHARMACEUTICALS, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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AMPIO PHARMACEUTICALS, INC.

373 Inverness Parkway, Suite 200

Englewood, Colorado 80112

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Ampio Pharmaceuticals, Inc.:

Notice is hereby given that the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of Ampio Pharmaceuticals, Inc. (the “Company”), will be held at 9:00 a.m. Mountain Time on Saturday, August 14, 2021, in a virtual format only via live webcast at www.virtualshareholdermeeting.com/AMPE2021, for the purpose of considering and taking action on the following proposals:

(1)	To elect five directors, nominated by our Board of Directors, to serve until our 2022 Annual Meeting of Stockholders (the “2022 Annual Meeting”) and until their respective successors are duly elected and qualified or their earlier resignation or removal.
(2)	To ratify the selection of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.
(3)	To hold an advisory (non-binding) vote to approve the compensation of the Company’s named executive officers, as disclosed in the proxy statement.
(4)	To consider and vote upon such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

Due to the ongoing health impact of the coronavirus outbreak (“COVID-19 pandemic”), this year’s Annual Meeting will be conducted in a virtual format only in order to assist in protecting the health and well-being of our stockholders and employees and to provide access to our stockholders regardless of geographic location. Stockholders will not be able to attend the Annual Meeting in person; however, stockholders will be able to participate, vote electronically and submit questions during the live webcast of the Annual Meeting by visiting www.virtualshareholdermeeting.com/AMPE2021 and entering the control number found on their proxy card or voting instruction form. If you encounter difficulties accessing the virtual Annual Meeting, please call the technical support number available on the virtual meeting page on the day of the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on Saturday, August 14, 2021: Our Annual Report on Form 10-K and Notice and Proxy Statement are available at www.proxyvote.com.

This communication presents only an overview of the more complete proxy materials included herewith which are also available to you on the Internet. In accordance with the Securities and Exchange Commission (“SEC”) rule (“Notice and Access Rule”) that allows companies to furnish their proxy materials (including the form of proxy, the proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 3, 2021) over the Internet, we intend to send a Notice of Internet Availability of Proxy Materials (“Notice”) on or about June 30, 2021 to our stockholders of record as of June 21, 2021. Only stockholders of record as of the close of business on June 21, 2021 are entitled to notice of, and to vote at, the Annual Meeting. We will also provide access to our proxy materials over the Internet by June 30, 2021. As a result of the Notice and Access Rule, all stockholders receiving the Notice have the ability to access the proxy materials over the Internet and request to receive a paper copy of the proxy materials by mail. Instructions on how to access proxy materials over the Internet or to request a paper copy may be found on the Notice. In addition, the Notice contains instructions on how stockholders may request to receive proxy materials electronically by e-mail.

All stockholders are cordially invited to attend the Annual Meeting virtually.

Your vote is important. Please read the proxy statement and the instructions on the proxy card or voting instruction form whether or not you plan to attend the Annual Meeting, and no matter how many shares you own, please submit your proxy promptly by telephone or via the Internet, or by completing, dating, and returning your proxy card in the envelope provided. Returning your proxy card will not prevent you from voting at the Annual Meeting. It will, however, help to assure a quorum at the Annual Meeting and to avoid added proxy solicitation costs.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Daniel G. Stokely
Daniel G. Stokely
Secretary

June 30, 2021
Englewood, Colorado

THE BOARD OF DIRECTORS APPRECIATES AND ENCOURAGES YOUR PARTICIPATION IN THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED. ACCORDINGLY, PLEASE SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD BY MAIL IN THE POSTAGE-PAID ENVELOPE PROVIDED, OR VOTE THESE SHARES BY TELEPHONE AT 1-800-690-6903 OR BY INTERNET AT WWW.PROXYVOTE.COM. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY REVOKE YOUR PROXY BY VOTING YOUR SHARES WHILE LOGGED IN AND PARTICIPATING IN THE LIVE WEBCAST. YOUR PROXY IS REVOCABLE IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN THE ACCOMPANYING PROXY STATEMENT.

AMPIO PHARMACEUTICALS, INC.

373 Inverness Parkway, Suite 200

Englewood, Colorado 80112

PROXY STATEMENT

General Information

We are furnishing this Proxy Statement in connection with the solicitation of proxies for use at our Annual Meeting to be conducted in a virtual format only via live webcast at www.virtualshareholdermeeting.com/AMPE2021 on Saturday, August 14, 2021, at 9:00 a.m., Mountain Time, and any adjournment(s) or postponement(s) thereof. We intend to mail a Notice of Internet Availability of Proxy Materials to all stockholders entitled to vote at the Annual Meeting on or about June 30, 2021.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised by delivering to the attention of Daniel G. Stokely, our Secretary, a written notice of revocation or a properly executed proxy bearing a later date. You may also revoke your proxy by voting again on a later date on the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the Annual Meeting will be counted), or by attending the virtual meeting and voting your shares while logged in and participating in the live webcast (“in person”). Note that beneficial owners must follow their nominee’s instructions to revoke their proxies or vote at the Annual Meeting and, for both stockholders of record and beneficial owners, attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request or vote online at the Annual Meeting.

Solicitation and Voting Procedures

This proxy is solicited on behalf of the Board of Directors of Ampio Pharmaceuticals, Inc. (the “Board”). The solicitation of proxies will be conducted by mail and we will bear all costs associated with the solicitation. These costs will include the expense of preparing and mailing proxy materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Annual Meeting to beneficial owners of our Common Stock, par value $0.0001 per share (“Common Stock”). We may conduct further solicitation personally, telephonically or by electronic transmission through our officers, directors, and regular employees, none of whom will receive additional compensation for assisting with the solicitation.

A stockholder’s shares can be voted at the Annual Meeting only if the stockholder attends in person or is represented by proxy. We urge any stockholders not planning to attend the Annual Meeting to authorize their proxy in advance. Stockholders may complete their proxies and authorize their votes by proxy over the Internet at www.proxyvote.com or by telephone at 1-800-690-6903. Stockholders who complete their proxy electronically over the Internet or by telephone do not need to return a proxy card. Stockholders who hold their shares beneficially in street name through a nominee should follow the instructions they receive from their nominee to vote these shares.

The presence at the Annual Meeting of a majority of the outstanding shares of Common Stock entitled to vote, represented either in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions from voting on a proposal and broker non-votes will count for purposes of determining a quorum. The close of business on June 21, 2021 has been fixed as the record date (the “Record Date”) for determining the holders of shares of Common Stock entitled to notice of and to vote at the Annual Meeting. Each share of Common Stock outstanding on the Record Date is entitled to one vote on all matters. As of the Record Date, there were 196,847,146 shares of Common Stock outstanding.

Stockholder votes will be tabulated by the persons appointed by the Board of Directors to act as inspectors of election for the Annual Meeting. Shares of Common Stock represented by a properly executed and delivered proxy will be voted at the Annual Meeting and, when the stockholder has given instructions, will be voted in accordance with those instructions. If no instructions on how to vote are given in a signed proxy, the shares will be voted as follows: (1) FOR each of the nominees listed in Proposal No. 1, (2) FOR the ratification of the independent auditors in Proposal No. 2, (3) FOR the approval, on an advisory (non-binding) basis, of the compensation of the Company’s named executive officers, as disclosed in this Proxy Statement, and (4) in accordance with the discretion of the persons appointed as proxies with respect to any other matters that properly come before the Annual Meeting. If your shares are held in a stock brokerage account or by a bank or other nominee, please see the information below regarding broker’s authority to vote. There are no statutory or contractual rights of appraisal or similar remedies available to those stockholders who dissent with respect to any matter to be acted on at the Annual Meeting.

Broker Authority to Vote

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares held in street name. These proxy materials are being forwarded to you by your broker, bank, or other nominee, who is considered to be the holder of record with respect to your shares. As the beneficial owner, you have the right to direct your broker, bank, or other nominee how to vote by filling out the voting instruction form provided by your broker, bank, or other nominee. Telephone and Internet voting options may also be available to beneficial owners. As a beneficial owner, you are also invited to attend the Annual Meeting. You may participate in the virtual webcast of the Annual Meeting by navigating to: www.virtualshareholdermeeting.com/AMPE2021 and entering the control number provided to you on the voting instruction form provided by your broker, bank, or other nominee. You will not be able to attend the Annual Meeting without your control number.

If your shares are held in street name, and if you provide voting instructions to your broker, bank, or other nominee, your shares must be voted as you direct. If you do not furnish voting instructions to your broker, bank, or other nominee, one of two things can happen, depending upon whether a proposal is “routine.” Under the rules that govern brokers, banks, and other nominees that have record ownership of shares beneficially owned by their clients, brokers, banks, and other nominees have discretion to cast votes only on routine matters, such as the ratification of the appointment of independent registered public accounting firms, without voting instructions from their clients. Brokers, banks, and other nominees are not permitted, however, to cast votes on “non-routine” matters without such voting instructions, such as the election of directors. A “broker non-vote” occurs when a beneficial owner has not provided voting instructions and the broker, bank, or other nominee holding shares for the beneficial owner does not vote on a particular proposal because the broker, bank, or other nominee does not have discretionary voting power for that proposal. Proposal No. 2 is considered a “routine” proposal for this purpose. All other proposals listed in this Proxy Statement are considered “non-routine,” and your broker, bank, or other nominee will not have discretion to vote on these proposals.

Corporate Information and History

Our executive offices are located at 373 Inverness Parkway, Suite 200, Englewood, Colorado 80112, and our telephone number is (720) 437-6500. Additional information about us is available on our website at www.ampiopharma.com. The information contained on or that may be obtained from our website is not, and shall not be deemed to be, a part of this Proxy Statement. You can review filings we make with the SEC at its website (www.sec.gov), including our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports electronically filed or furnished pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our Code of Business Conduct and Ethics and the charters of our Nominating and Governance Committee, Audit Committee, Compensation Committee and Disclosure Committee of the Board of Directors may be accessed within the “Investors – Corporate Governance” section of our website at www.ampiopharma.com.

Unless otherwise indicated or unless the context requires otherwise, all references in this Proxy Statement to “Ampio Pharmaceuticals, Inc.,” “Ampio,” the “Company,” “we,” “us,” “our,” or similar references, mean Ampio Pharmaceuticals, Inc.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Overview

The total authorized number of directors of the Company is currently fixed at five directors. Our Amended and Restated Bylaws (the “Bylaws”) provide that directors are to be elected at each annual meeting of stockholders for a term of one year, and that each director will serve until his or her successor is duly elected and qualified or until his or her death, resignation, or removal. The current directors of the Company are Michael Macaluso, Chairman, David Bar-Or, M.D., Philip H. Coelho, Richard B. Giles and David R. Stevens, Ph.D. Each of the current directors has been nominated for re-election to the Board of Directors at the Annual Meeting, as described in further detail below and elsewhere in this Proxy Statement.

Our Certificate of Incorporation, as amended (the “Certificate of Incorporation”), provides that our Board of Directors may be classified into three classes of directors of approximately equal size upon a date selected by the Board of Directors. The Board of Directors has not taken such action to date.

All nominees for election as directors at the Annual Meeting have indicated their willingness to serve if elected. Should any nominee become unavailable for election at the Annual Meeting, the persons named on the enclosed proxy as proxy holders may vote all proxies given in response to this solicitation for the election of a substitute nominee chosen by our Board of Directors.

Nomination of Directors

The Nominating and Governance Committee, which acts as the nominating committee of our Board of Directors, reviews and recommends to the Board of Directors potential nominees for election to the Board of Directors. In reviewing potential nominees, the Nominating and Governance Committee considers the qualifications described below under the caption “Board of Directors and Committees; Corporate Governance—Director Nominations and Stockholder Communications.” After reviewing the qualifications of potential director candidates, the Nominating and Governance Committee presents its recommendations to the Board, which selects the final director nominees. The Nominating and Governance Committee recommended each of the nominees for director identified in this Proxy Statement. We did not pay any fees to any third parties to identify or assist in identifying or evaluating nominees for election at the Annual Meeting.

Information Regarding Director Nominees

The following table sets forth the information for each of the nominees for director identified in this Proxy Statement, which includes the year each was first elected a director of the Company, their respective ages as of the date of this Proxy Statement and the positions currently held with our Company:

Name	Director Since	Age	Position
Michael Macaluso (4)	March 2010	69	Chief Executive Officer (“CEO”) and Chairman of the Board
David Bar-Or, M.D.	March 2010	72	Director
Philip H. Coelho (1)(2)(3)(4)	April 2010	77	Director
Richard B. Giles (1)(2)(3)(4)	August 2010	71	Director
David R. Stevens, Ph.D. (1)(2)(3)(4)	June 2011	72	Director

(1)	Member of our Audit Committee.
(2)	Member of our Compensation Committee.
(3)	Member of our Nominating and Governance Committee.
(4)	Member of our Disclosure Committee.

Additional information about each of the nominees for election to the Board of Directors is as follows:

Michael Macaluso founded DMI Life Sciences Inc. and was a member of the board of directors of DMI Life Sciences Inc., our predecessor, from its inception until the merger of DMI Life Sciences, Inc. with Chay Acquisitions, Inc., a wholly owned subsidiary of Chay Enterprises, Inc. (together “Chay Enterprises”). Mr. Macaluso has been a member of our Board since the merger with Chay Enterprises in March 2010, our CEO since January 2012, and the Chairman of our Board since May 2010. In addition, Mr. Macaluso has been a member of the board of directors of NASDAQ-listed Aytu BioScience’s (AYTU) since April 2015. Mr. Macaluso was appointed President of Isolagen, Inc. (ILE), which has since been acquired, and served in that position from June 2001 to August 2001, when he was appointed CEO. In June 2003, Mr. Macaluso was re-appointed as President of Isolagen, Inc. and served as both CEO and President until September 2004. Mr. Macaluso also served on the board of directors of Isolagen, Inc. from June 2001 until April 2005. From October 1998 until June 2001, Mr. Macaluso was the owner of Page International Communications, a manufacturing business. Mr. Macaluso was a founder and principal of International Printing and Publishing, a position Mr. Macaluso held from 1989 until 1997, when he sold that business to a private equity firm. Mr. Macaluso’s experience in executive management and marketing within the pharmaceutical industry, monetizing company opportunities and corporate finance led to the conclusion of our Board that he should serve as a director of our Company.

David Bar-Or, M.D., has served as a member of our Board since March 2010. Dr. Bar-Or previously served as our Chief Scientific Officer (“CSO”) from March 2010 until September 2018. Dr. Bar-Or also served as our Chairman of the Board from March 2010 until May 2010. From April 2009 until March 2010, he served as Chairman of the Board and CSO of DMI Life Sciences, Inc. (our predecessor). Dr. Bar-Or is currently the owner of Trauma Research, LLC and the director of Trauma Research at Swedish Medical Center, Englewood, Colorado, St. Anthony’s Hospital, Lakewood, Colorado, Penrose Hospital, Colorado Springs, Colorado, Research Medical Center, Kansas City, Missouri, Wesley Medical Center, Wichita, Kansas and The Medical Center of Plano, Plano, Texas. Dr. Bar-Or is the founder of Ampio Pharmaceuticals, Inc. and was principally responsible for all patented and proprietary technologies, which were acquired by the Company from DMI BioSciences, Inc. He was also primarily responsible for our patents issued and applied for since then, having been awarded over 500 patents and been an inventor on almost 120 patent applications over the life of the Company. Dr. Bar-Or has authored or co-authored over 200 peer-reviewed journal articles and several book chapters. Dr. Bar-Or is a reviewer for over 45 peer reviewed scientific and clinical journals. He is the recipient of the Gustav Levi Award from the Mount Sinai Hospital, New York, New York, the Kornfeld Award for an outstanding MD Thesis, the Outstanding Resident Research Award from the Denver General Hospital, and the Outstanding Clinician Award from the Denver General Medical Emergency Resident Program. Dr. Bar-Or received his medical degree from The Hebrew University, Hadassah Medical School, Jerusalem, Israel, following which he completed a biochemistry fellowship at Hadassah Hospital and undertook post-graduate residency training at Denver Health Medical Center, specializing in emergency medicine, a discipline in which he is board certified. He completed the first research fellowship in Emergency Medicine at Denver Health Medical Center. Among other experience, qualifications, attributes and skills, Dr. Bar-Or’s medical training, extensive involvement, and inventions in researching and developing Ampion®, and leadership role in his hospital affiliations led to the conclusion of our Board that he should serve as a director of our Company.

Philip H. Coelho has served as a member of our Board since April 2010. Mr. Coelho is the Chief Technology Officer of ThermoGenesis Corp., a firm he founded in 1986, retired from in 2007, and rejoined in 2017, which invents and commercializes products that isolate, purify, and cryopreserve stem, progenitor and immune cells derived from a donor or the patient’s own body to treat human disease. Prior to rejoining ThermoGenesis Corp., Mr. Coelho founded SynGen Inc. in October 2009, and merged that company with ThermoGenesis Corp. in 2017. Mr. Coelho was the President and CEO of PHCMedical, Inc., a consulting firm, from August 2008 through October 2009. From August 2007 through May 2008, Mr. Coelho served as the Chief Technology Architect of ThermoGenesis Corp. From 1989 through July 2007, he was Chairman and CEO of ThermoGenesis Corp. Mr. Coelho served as Vice President of Research & Development of ThermoGenesis from 1986 through 1989. Mr. Coelho has been in the senior management of high technology consumer electronic or medical device companies for over 30 years. He was President of Castleton Inc. from 1982 to 1986, and President of ESS Inc. from 1971 to 1982. Mr. Coelho has also served as a member of the board of directors of NASDAQ-listed company, Catalyst Pharmaceuticals Partners, Inc. (CPRX) since October 2002, and previously served as a member of the board of directors of NASDAQ-listed Mediware Information Systems, Inc. (MEDW) from December 2001 until July 2006, and commencing again in May 2008 until it was sold in December 2012. Mr. Coelho received a B.S. degree in thermodynamic and mechanical engineering from the University of California,

Davis and has been awarded more than 50 U.S. patents in the areas of cell cryopreservation, cryogenic robotics, cell selection, blood protein harvesting, surgical homeostasis and lateral flow immunotherapy devices. Mr. Coelho’s long tenure as a CEO of a public medical device company, as director of a public pharmaceutical company, prior and current public company board experience, and knowledge of corporate finance and governance as an executive and director, as well as his demonstrated success in developing patented technologies, led to the conclusion of our Board that he should serve as a director of our Company.

Richard B. Giles, CPA, has served as a member of our Board since August 2010. Mr. Giles is the CFO and Treasurer of Ludvik Electric Co., an electrical contractor headquartered in Lakewood, Colorado, a position he has held since 1985. Ludvik Electric Co. is a private electrical contractor that has completed electrical contracting projects throughout the United States, South Africa, and Germany. As CFO and Treasurer of Ludvik Electric Co., Mr. Giles oversees accounting, risk management, financial planning and analysis, financial reporting, regulatory compliance, and tax-related accounting functions. He serves also as the trustee of Ludvik Electric Co.’s 401(k) plan. Prior to joining Ludvik Electric Co., Mr. Giles was an Audit Partner for three years with Higgins Meritt & Company, then a Denver, Colorado CPA firm, and during the preceding nine years he was an Audit Manager and a member of the audit staff of Price Waterhouse, one of the legacy firms which now comprise PricewaterhouseCoopers. While with Price Waterhouse, Mr. Giles participated in a number of public company audits, including one for a leading computer manufacturer. Mr. Giles received a B.S. degree in accounting from the University of Northern Colorado. He is a member of the American Institute of Certified Public Accountants, the Colorado Society of Certified Public Accountants, and the Construction Financial Management Association. Mr. Giles’ experience in executive financial management, accounting and financial reporting, corporate accounting and internal controls led to the conclusion of our Board that he should serve as a director of our Company.

David R. Stevens, Ph.D., has served as a member of our Board since June 2011. Dr. Stevens has worked in the U.S. Food and Drug Administration regulated life science industry since 1978. He has also been a consulting research pathologist since December 2006 for Premier Laboratory, LLC. He has been a board member of Cetya, Inc. since December 2013. He has served on the boards of several other public and private life science companies, including Micro-Imaging Solutions, LLC (from 2007 to 2018), Poniard Pharmaceuticals, Inc. (from 2004 to 2013), Aqua Bounty Technologies, Inc. (from 2002 to 2012), Advanced Cosmetic Intervention, Inc. (from 2006 to 2011) and Smart Drug Systems, Inc. (from 1999 to 2006), and was an advisor to Bay City Capital (from 1999 to 2006). Dr. Stevens was previously President and CEO of Deprenyl Animal Health, Inc., a public veterinary pharmaceutical company, from 1990 to 1998, and Vice President, Research and Development, of Agrion Corp., a private biotechnology company, from 1986 to 1988. He began his career in pharmaceutical research and development at the former Upjohn Company, where he contributed to the preclinical evaluation of Xanax and Halcion. Dr. Stevens received B.S. and D.V.M. degrees from Washington State University, and a Ph.D. in comparative pathology from the University of California, Davis. He is a Diplomate of the American College of Veterinary Pathologists. Dr. Stevens’ experience in executive management in the pharmaceutical industry and knowledge of the medical device industry led to the conclusion of our Board that he should serve as a director of our Company.

Required Vote and Recommendation of Board of Directors

Under the Company’s Bylaws, directors are elected by a plurality vote. If you sign the enclosed proxy and deliver it to the Company, your proxy will be voted FOR all director nominees, unless you specifically indicate on the proxy that you are withholding a vote from one or more of the nominees. Abstentions and broker non-votes will have no effect on the election of our director nominees.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES
IDENTIFIED ABOVE.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board of Directors has approved the engagement of Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021. We are submitting this matter to our stockholders for their ratification. A representative of Moss Adams LLP is expected to be present at the Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement.

On July 10, 2019, the Audit Committee approved the engagement of Moss Adams LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2019, which was subsequently approved by the stockholders at our 2019 Annual Meeting of Stockholders on December 14, 2019. Moss Adams LLP has served as the Company’s independent registered public accounting firm since July 10, 2019.

During the fiscal years ended December 31, 2018 and 2017, and the subsequent interim period through July 10, 2019, neither the Company nor anyone on its behalf had consulted with Moss Adams LLP regarding: (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report or oral advice was provided to the Company that Moss Adams LLP concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K, or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

In conjunction with the appointment of Moss Adams LLP on July 10, 2019, Plante & Moran PLLC (“Plante Moran”) notified the Company of its resignation as the Company’s independent registered public accounting firm effective July 10, 2019.

As previously reported, on October 1, 2018, EKS&H LLLP (“EKS&H”), the Company’s prior independent registered public accounting firm, resigned in connection with EKS&H’s combination with Plante Moran. Plante Moran served as the Company’s registered public accounting from October 1, 2018 to July 10, 2019.

Neither the audit report of Plante Moran on the Company’s consolidated financial statements for the fiscal year ended December 31, 2018 nor EKS&H’s audit report on the Company’s consolidated financial statements for the year ended December 31, 2017 contained an adverse opinion or disclaimer of opinion or, was qualified or modified as to uncertainty, audit scope or accounting principles except that the audit reports for the fiscal years ended December 31, 2018 and 2017 each contained an explanatory paragraph indicating that there was substantial doubt about the ability of the Company to continue as a going concern.

During the Company’s fiscal years ended December 31, 2018 and 2017, and the subsequent interim periods through July 10, 2019, there were no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K with Plante Moran (or EKS&H) on any matters of accounting principles or practices, financial statement disclosure or auditing scope and procedure which, if not resolved to the satisfaction of Plante Moran (or EKS&H), would have caused Plante Moran (or EKS&H) to make reference to the subject matter in connection with its reports, and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

Fees for Independent Registered Public Accounting Firm

The following table presents aggregate fees accrued for professional services rendered by our independent registered public accounting firms, Moss Adams LLP for the respective periods indicated:

	Year Ended December 31,
	2020	2019

Audit fees (1)	$273,000	$212,000
Audit-related fees (2)	—	—
Tax fees (3)	—	—
Total fees	$273,000	$212,000

(1)	Audit fees includes fees related to the audit of our annual financial statements; the review of our quarterly financial statements; comfort letters, consents, and assistance with and review of documents filed with the SEC; and financial reporting consultation and research work billed as audit fees or necessary to comply with the standards of the Public Company Accounting Oversight Board (United States).
(2)	Audit-related fees would include employee benefit plan audits, due diligence related to mergers and acquisitions, accounting consultations and audits in connection with acquisitions, attest services related to financial reporting that are not required by statute or regulation and consultation concerning financial accounting and reporting standards. The Company did not incur expenses for audit-related services for the years ended December 31, 2020 or 2019.
(3)	Tax fees are comprised of federal and state services related to tax compliance, consulting, and preparation. The Company did not incur expenses for tax services from Moss Adams LLP for the years ended December 31, 2020 or 2019.

Policy on Audit Committee Pre-Approval of Services of Independent Registered Public Accounting Firm

Our Audit Committee has responsibility for appointing, setting compensation, and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. Prior to engagement of the independent registered public accounting firm for the following year’s audit, management will submit to the Audit Committee for approval an engagement letter which provides the description and estimated cost of services expected to be rendered during that year for each of following four categories of services:

(1)	Audit services include fees for services that generally only the auditor can reasonably provide, such as statutory audits required domestically and internationally (including statutory audits required by insurance companies for purposes of state law); comfort letters; consents; assistance with and review of documents filed with the SEC; section 404 attestation services; other attest services that generally only the auditor can provide; work done by tax professionals for the audit or quarterly review; and accounting consultations billed as audit services, as well as other accounting and financial reporting consultation and research work necessary to comply with the standards of the PCAOB.
(2)	Audit-related services include, but are not limited to, employee benefit plan audits, due diligence related to mergers and acquisitions, accounting consultations and audits in connection with acquisitions, internal control reviews, attest services related to financial reporting that are not required by statute or regulation and consultation concerning financial accounting and reporting standards.
(3)	Tax services consist principally of assistance with federal and state tax compliance and reporting, as well as certain tax planning consultations.
(4)	Other services are those associated with services not captured in the other categories. We generally do not request such services from our independent auditor.

Prior to the engagement of the independent registered public accounting firm, the Audit Committee pre-approves these services by category of service and estimated cost as further noted in the engagement letter. The fees are budgeted as part of the Company’s annual/periodic budgeting and forecasting process, and the Audit Committee requires the independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm for such services.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

All of the services of Moss Adams LLP described above were pre-approved by the Audit Committee in advance of such services being provided.

Required Vote and Recommendation of Board of Directors

The affirmative vote of the holders of a majority of the shares present, in person, by remote communication, or represented by proxy, and entitled to vote on the proposal at the Annual Meeting is required to ratify the appointment of the independent registered public accounting firm. Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the proxy card or, if no direction is made, then FOR approval of this proposal. Abstentions will have the same effect as voting against the proposal. Proposal No. 2 is considered “routine”; therefore, we do not expect any broker non-votes for this proposal. If our stockholders do not ratify the selection of Moss Adams LLP, our Board of Directors will consider other independent auditors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT
OF MOSS ADAMS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR
THE YEAR ENDING DECEMBER 31, 2021.

PROPOSAL NO. 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) requires that stockholders have the opportunity to cast an advisory (non-binding) vote on executive compensation at least once every three years (a so-called “say-on-pay” vote).

The advisory vote on executive compensation is a non-binding vote on the compensation of the Company’s named executive officers, as described in the “Executive Compensation” section of this Proxy Statement, including the tabular disclosures regarding such compensation and the accompanying narrative disclosure. The advisory vote on executive compensation is not a vote on the Company’s general compensation policies, compensation of the Company’s Board of Directors, or the Company’s compensation policies as they relate to risk management. It is expected that the next advisory vote on executive compensation will occur at the 2024 Annual Meeting of Stockholders.

Our philosophy in setting compensation policies for executive officers has two fundamental objectives: (i) to retain a highly skilled team of executives and (ii) to align our executives’ interests with those of our stockholders by motivating our executives to increase stockholder value on both an annual and longer-term basis. The Compensation Committee believes that executive compensation should be directly linked both to continuous improvements in corporate performance (so-called “pay for performance”) and accomplishments that are expected to increase stockholder value.

The vote on this Proposal No. 3 is advisory, and therefore not binding on the Company, the Board of Directors, or our Compensation Committee. However, our Board of Directors, including our Compensation Committee, values the opinions of our stockholders and, to the extent there is any significant vote against the executive officer compensation as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and evaluate what actions may be appropriate to address those concerns.

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, stockholders will be asked at the Annual Meeting to approve the following resolution pursuant to this Proposal No. 3:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in the Company’s proxy statement pursuant to Item 402 of Regulation S-K, including the related tabular disclosures and narrative discussion, is hereby approved.”

Required Vote and Recommendation of Board of Directors

The affirmative vote of the holders of a majority of the shares present, in person, by remote communication, or represented by proxy, and entitled to vote on the proposal at the Annual Meeting is required to approve this proposal. Abstentions will have the same effect as voting against the proposal and broker non-votes will have no effect upon the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NO. 3

BOARD OF DIRECTORS AND COMMITTEES; CORPORATE GOVERNANCE

Meetings of the Board of Directors

During the year ended December 31, 2020, there were (i) six meetings of the Board, (ii) four meetings of the Audit Committee, (iii) six meetings of the Compensation Committee, (iv) two meetings of the Nominating and Governance Committee, and (v) one meeting of the Disclosure Committee. No incumbent director attended fewer than seventy-five percent (75%) of the aggregate of (a) the total number of meetings of the Board, and (b) the total number of meetings held by all committees of the Board during the period that such director served.

Committees of the Board

Our Board has an Audit Committee, a Compensation Committee, a Nominating and Governance Committee, and a Disclosure Committee, each of which has the composition and the responsibilities described below. The Audit Committee, Compensation Committee, Nominating and Governance Committee, and Disclosure Committee operate under separate charters approved by our Board. The charters for each committee are available on our website at www.ampiopharma.com.

Audit Committee.  Our Audit Committee, established in accordance with Section 3(a)(58)(A) of the Exchange Act, oversees our corporate accounting and financial reporting process.  This committee also assists our Board in monitoring our financial systems and our legal and regulatory compliance. Our Audit Committee is responsible for, among other things:

●	selecting and engaging our independent auditors;
●	appointing, compensating and overseeing the work of our independent auditors;
●	approving engagements of the independent auditors to render any audit or permissible non-audit services;
●	reviewing the qualifications and independence of the independent auditors;

●	monitoring the rotation of partners of the independent auditors on our engagement team, as required by law;
●	recommending inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K and providing the Report of the Audit Committee to be included in the Company’s annual proxy statement;
●	reviewing our financial statements and reviewing our critical accounting policies and estimates;
●	reviewing the adequacy and effectiveness of our internal controls over financial reporting;
●	reviewing and discussing with management, the independent auditors and any internal auditors the results of our annual audit, reviews of our quarterly financial statements and our publicly filed reports; and
●	reviewing related party transactions.

The members of our Audit Committee are Messrs. Giles, Coelho and Dr. Stevens. Mr. Giles is our Audit Committee Chairman and was appointed to our Audit Committee in August 2010. Our Board has determined that each member of the Audit Committee meets the financial literacy requirements of the national securities exchanges and the SEC, and Mr. Giles qualifies as our Audit Committee financial expert as defined under SEC rules and regulations. Our Board has concluded that the composition of our Audit Committee meets the requirements for independence under the current requirements of the NYSE American stock exchange (“NYSE American”) and SEC rules and regulations. We believe that the function of our Audit Committee complies with the applicable requirements of SEC rules and regulations, and applicable requirements of the NYSE American.

Compensation Committee. Our Compensation Committee oversees our corporate compensation policies, plans and programs. The Compensation Committee is responsible for, among other things:

●	reviewing and approving policies, plans and programs relating to compensation and benefits of our directors, officers and employees;
●	reviewing and approving compensation, corporate goals, and objectives relevant to compensation for our CEO and for executive officers other than our CEO;
●	evaluating the performance of our executive officers considering established goals and objectives;
●	reviewing the executive compensation disclosure that is prepared by the Company for inclusion in the Company’s annual proxy statement;
●	assessing how the Company’s compensation programs encourage the taking of enterprise or other risks that may bear on the Company’s overall financial or operational performance; and
●	administering our equity compensations plans for our employees and directors.

The members of our Compensation Committee are Messrs. Coelho, Giles and Dr. Stevens. Mr. Coelho is the Chairman of our Compensation Committee. Each member of our Compensation Committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act, and satisfies the independence requirements of the NYSE American. We believe that the composition of our Compensation Committee meets the requirements for independence under, and the function of our Compensation Committee complies with, the applicable requirements of the NYSE American and SEC rules and regulations.

Our Compensation Committee meets at least once per year and on a regular basis as it deems appropriate. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. Our CEO may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. Our Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. In general, the Compensation Committee has set executive compensation to be in line with peer companies identified by the Compensation Committee and to incentivize the Company’s executive officers to achieve the Company’s corporate goals. In May 2021, the Compensation Committee engaged a third-party consultant to review the Company’s compensation structure as well as benchmark it against the Company’s peer group.

In fulfilling its responsibilities, the Compensation Committee is permitted under its charter to delegate any or all of its responsibilities to a subcommittee comprised of members of the Compensation Committee or the Board, except that the Compensation Committee may not delegate its responsibilities for any matters that involve compensation of any officer or any matters where it has determined such compensation is intended to be exempt from Section 16(b) under the Exchange Act pursuant to Rule 16b-3 by virtue of being approved by a committee of independent or nonemployee directors.

Nominating and Governance Committee. Our Nominating and Governance Committee oversees and assists our Board in reviewing and recommending corporate governance policies and nominees for election to our Board. The Nominating and Governance Committee is responsible for, among other things:

●	evaluating and making recommendations regarding the organization and governance of the Board and its committees;
●	assessing the performance of members of the Board and making recommendations regarding committee and chair assignments;
●	recommending desired qualifications for Board membership and conducting searches for potential members of the Board;
●	developing and periodically reviewing with our Board a succession plan for our CEO; and
●	reviewing and making recommendations for our corporate governance guidelines.

The members of our Nominating and Governance Committee are currently Messrs. Coelho, Giles and Dr. Stevens. Mr. Coelho is the Chairman of our Nominating and Governance Committee. Our Board has determined that each member of our Nominating and Governance Committee satisfies the independence requirements of the NYSE American.

Our Nominating and Governance Committee and the Board have not yet established a succession plan for our CEO. Mr. Macaluso is performing to the satisfaction of the Board and, as such, the Nominating and Governance Committee does not believe there is a pressing need to have a succession plan for the CEO position.

Disclosure Committee. Our Disclosure Committee provides assistance to the CEO and the CFO (the “Senior Officers”), in fulfilling their responsibilities regarding the identification and disclosure of material information about the Company and the accuracy, completeness and timeliness of such disclosures. The Disclosure Committee is responsible for, among other things:

●	designing, adopting and maintaining appropriate procedures and standards that are designed to ensure that: (i) information that we are required to disclose to the SEC, and other written information that we voluntarily disclose to the public, is recorded, processed, summarized and reported accurately and on a timely basis; (ii) risks and risk factors are adequately evaluated and properly disclosed; and (iii) such information is accumulated and communicated to our management, including our Senior Officers, as appropriate, to allow timely decisions regarding required disclosure (the “Disclosure Controls”);

●	monitoring the integrity and evaluating the effectiveness of the Disclosure Controls;
●	reviewing our: (i) Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, proxy statements, material registration statements, and any other information filed with the SEC; (ii) press releases; (iii) correspondence broadly disseminated to stockholders; (iv) presentations to analysts, rating agencies, lenders, stockholders or the investment community; and (v) disclosure relating to results of operations and financial position, securities or clinical trial or other material scientific results posted to the Company’s website or through social media channels (collectively, the “Covered Reports”);
●	discussing with the Senior Officers and making recommendations regarding the materiality of information known to the Company and the Company’s disclosure obligations, if any, including (i) reviewing the Company’s disclosures in the Covered Reports; (ii) evaluating the effectiveness of the Disclosure Controls; and (iii) reviewing the Covered Reports to confirm that they do not contain any false statements or omissions of material fact;
●	overseeing periodic mandatory training sessions to our Board and employees, which shall include coverage of the following topics: (i) risk assessment and compliance, (ii) our Code of Business Conduct and Ethics, (iii) any and all manuals or policies established by us concerning legal or ethical standards of conduct to be observed in connection with work performed for the Company, and (iv) the obligations of the Disclosure Committee and the rules, regulations and other factors that impact disclosures contained in the Covered Reports; and
●	certifying to the Senior Officers prior to the filing of each Annual Report on Form 10-K and Quarterly Report on Form 10-Q as to the Committee’s conclusions regarding its evaluation of the effectiveness of the Company’s Disclosure Controls.

According to its charter, the Disclosure Committee shall be comprised of the Company’s CEO, CFO, COO and at least two independent members of the Board and possibly other key accounting/auditing, business, risk management, investor relations and financial personnel involved in preparing the Covered Reports. The Disclosure Committee’s chairperson shall be an independent director and will be designated by the Board. The members of our Disclosure Committee are currently Messrs. Macaluso, Stokely, Coelho, Giles and Dr. Stevens, as well as Ms. Cherevka. Dr. Stevens is the Chairman of our Disclosure Committee.

Our Board of Directors may from time to time establish other committees.

Annual Meeting Attendance and Executive Sessions

Since 2011, our policy has been that our directors attend the annual meeting of stockholders. We previously did not have a policy concerning director attendance at annual meetings. Commencing in 2011, our policy has also been that our non-employee directors are required to meet in separate sessions without management on a regularly scheduled basis four times a year. Generally, these meetings are expected to take place in conjunction with regularly scheduled meetings of the Board throughout the year. Our 2020 Annual Meeting of Stockholders was held virtually on December 12, 2020 and was attended by all five of the directors serving on our Board.

Director Nominations and Stockholder Communications

Our Nominating and Governance Committee’s policy is to evaluate any recommendation for director nominee proposed by a stockholder. Our Bylaws permit stockholders to nominate directors for consideration at the annual meeting, subject to certain conditions. Any recommendation for director nominee must be submitted in writing to:

Ampio Pharmaceuticals, Inc.

Attention: Corporate Secretary

373 Inverness Parkway, Suite 200

Englewood, Colorado 80112

The Nominating and Governance Committee generally identifies potential candidates for director by seeking referrals from our management and members of our Board and their various business contacts. There are currently no specific, minimum, or absolute criteria for Board membership. Candidates are evaluated based upon key factors which include independence, knowledge, judgment, integrity, character, leadership skills, education, experience, financial literacy, standing in the community and ability to foster a diversity of backgrounds and views and to complement the Board’s existing strengths. There are no differences in the manner in which the Committee will evaluate nominees for director based on whether the nominee is recommended by a stockholder.

We have not implemented a formal policy or procedure by which our stockholders can communicate directly with our Board. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. We believe that we are responsive to stockholder communications, and therefore have not considered it necessary to adopt a formal process for stockholder communications with our Board. During the upcoming year, our Board will continue to monitor whether it would be appropriate to adopt such a policy. Communications will be distributed to the Board, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communications. Items that are unrelated to the duties and responsibilities of the Board may be excluded, such as:

●	junk mail and mass mailings;
●	resumes and other forms of job inquiries;
●	surveys; and
●	solicitations or advertisements.

In addition, any material that is unduly hostile, threatening, or illegal in nature may be excluded, provided that any communication that is excluded will be made available to any director upon request.

Director Independence

Our Common Stock is listed on the NYSE American. The listing rules of the NYSE American require that a majority of the members of the Board be independent. The rules of the NYSE American require that, subject to specified exceptions, each member of our Audit, Compensation, and Nominating and Governance Committees be independent. Audit Committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. Under the rules of the NYSE American, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors or any other board committee: (i) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries; or (ii) be an affiliated person of the listed company or any of its subsidiaries.

In May 2021, our Board undertook a review of its composition, the composition of its committees and the independence of each director. Based upon information provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board has determined that none of Messrs. Coelho, Giles or Dr. Stevens, representing three of our five directors, has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined by the NYSE American. Our Board also determined that Messrs. Giles, Coelho and Dr. Stevens, who comprise our Audit Committee, our Compensation Committee, and our Nominating and Governance Committee, satisfy the independence standards for those committees established by applicable SEC rules and the NYSE American rules. In making this determination, our Board considered the relationships that each non-employee director has with our Company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our Common Stock by each non-employee director.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that is applicable to all of our employees, officers, and directors, all of which have read, acknowledged, and agreed to comply with such code. The code is available on our web site, www.ampiopharma.com, under the “Investors” tab. We intend to disclose future amendments to, or waivers from, certain provisions of our Code of Business Conduct and Ethics, if any, on the above website within four business days following the date of such amendment or waiver.

Insider Trading Policy

We have adopted an Insider Trading Policy that is applicable to all of our officers and directors and all of our employees, consultants, and contractors (including members of scientific advisory committees), who receive or have access to material nonpublic information about the Company. The Insider Trading Policy prohibits the misuse of material nonpublic information in trading of the Company’s securities.  The Insider Trading Policy also prohibits short sales, transactions in derivative securities on the Company’s securities, pledges of the Company’s securities as collateral for loans, and hedging or monetization transactions or similar arrangements with respect to the Company’s securities. The Insider Trading Policy is available on our web site, www.ampiopharma.com, under the “Investors” tab.

Leadership Structure of the Board

The Board does not currently have a policy on whether the same person should serve as both the CEO and Chairman of the Board.  Both the Chairman and CEO positions are currently held by Michael Macaluso. The Board believes that our CEO is best suited to serve as our Chairman because he is the member of the Board who is most familiar with our business as a whole, and the most capable of identifying and bringing to the attention of the full Board the strategic priorities and key issues facing the Company. The Board also believes that having Mr. Macaluso in particular in a combined Chairman/CEO role helps provide strong, unified leadership for our management team and optimizes communication with our Board.

To counterbalance concerns regarding our Board’s decision to have a combined Chairman and CEO, the independent directors elect a lead independent director when the roles of the Chairman and CEO are held by the same person. Our lead independent director is Mr. Coelho. In that role, he presides over the executive sessions of the Board, during which our independent directors meet without management, and he serves as the principle liaison between management and the independent directors of the Board.

Periodically, our Board assesses these roles and the Board leadership structure to ensure the interests of the Company and its stockholders are best served.

Risk Oversight

The Board oversees risk management directly and through its committees associated with their respective subject matter areas. Generally, the Board oversees risks that may affect our business, including operational matters and other matters that have been adversely impacted by the COVID-19 pandemic. The Board is also responsible for reviewing and approving the Company’s annual insurance policies renewal, which includes Directors and Officers insurance. In addition, as part of its oversight of our Company’s executive compensation program, the Board considers the impact of such program, and the incentives created by the compensation awards that it administers, on our Company’s risk profile. Our Board, based on the Compensation Committee’s review of all of our compensation policies and procedures, considers the incentives that they create and factors that may reduce the likelihood of excessive risk taking and determines whether they present a significant risk to our Company. The Board has determined that, for all employees, our compensation programs do not encourage excessive risk and instead encourage behaviors that support sustainable value creation.

The Audit Committee is responsible for oversight of our accounting and financial reporting processes and discusses with management our financial statements, internal controls and other accounting and auditing matters. The Compensation Committee oversees certain risks related to compensation programs and the Nominating and Governance Committee oversees certain corporate governance risks. The Disclosure Committee assists in establishing, implementing, maintaining and evaluating controls or other procedures to ensure that the information required to be disclosed in the Company’s reports furnished or filed under the Exchange Act is properly communicated to the CEO and the CFO. As part of their roles in overseeing risk management, these committees periodically report to the Board regarding briefings provided by management and advisors as well as the committees’ own analysis and conclusions regarding certain risks faced by us. Management is responsible for implementing the risk management strategy and developing policies, controls, processes and procedures to identify and manage risks.

Involvement in Certain Legal Proceedings

There are currently no legal proceedings, and during the past ten years there have been no legal proceedings, that are material to the ability or integrity of any of our directors, director nominees or executive officers.

We are not engaged in, nor are we aware of any pending or threatened litigation in which any of our directors, executive officers, affiliates, or any owner of more than 5% of our Common Stock is a party adverse to us or has a material interest adverse to us.

Family Relationships

There is one family relationship to note between our directors or executive officers and employees. Raphael Bar-Or, a non-executive officer, is the son of Dr. Bar-Or, one of our directors.

NON-EMPLOYEE DIRECTOR COMPENSATION

Our Compensation Committee established the following annual fees for payment to non-employee members of our Board and committees, for the fiscal year ended December 31, 2020:

Name	Cash Compensation	Common Stock
Board Annual Retainer:
Chairman/lead independent director	$71,000
Each non-employee director	$38,500
Audit Committee Annual Retainer:
Chairman	$20,000
Each non-employee director	$10,000
Compensation Committee Annual Retainer:
Chairman	$12,000
Each non-employee director	$6,000
Nominating and Governance Committee Annual Retainer:
Chairman	$10,000
Each non-employee director	$5,000
Disclosure Committee Annual Retainer:
Chairman	$12,000
Each non-employee director	$6,000
Annual Stock Award:		$20,000

The non-employee director compensation for fiscal 2020 also included a stock option grant to each non-employee director to purchase 36,000 shares of our Common Stock. The options have an exercise price equal to the fair value on the grant date and vest monthly over twelve months.

Director Compensation

The table below summarizes the compensation paid by us to non-employee directors for the year ended December 31, 2020. Mr. Macaluso, our employee director, does not receive additional compensation for his services as a member of our Board.

	Fees Earned or	Option	Stock Awards	All Other
Name	Paid in Cash	Awards (1)	(2)	Compensation	Total
David Bar-Or, M.D. (3)	$38,500	$349,184	$20,000	$—	$407,684
Philip H. Coelho (4)	$109,000	$107,971	$20,000	$—	$236,971
Richard B. Giles (5)	$75,500	$142,838	$20,000	$—	$238,338
David Stevens, Ph.D. (6)	$71,540	$45,430	$20,000	$—	$136,970

(1)	The amounts reported under “Option Awards” in the above table reflect the grant date fair value of these awards as determined in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, Compensation – Stock Compensation. The value of stock option awards was estimated using the Black-Scholes option pricing model. The valuation assumptions used in the valuation of options granted may be found in Note 12 to our financial statements included in the annual report on Form 10-K for the year ended December 31, 2020. On December 12, 2020, the date of the 2020 annual meeting, Messrs. Coelho and Giles and Drs. Bar-Or and Stevens were each granted options to purchase 36,000 shares of Common Stock. These options have an exercise price of $1.50 per share, vest over 12 months and have a term of 10 years from the grant date. The value of each stock option award totaled approximately $45,000. Additional stock options were granted to Messrs. Coelho and Giles and Dr. Bar-Or, as further described in the table notes below.
(2)	On January 2, 2020, Messrs. Coelho, Giles, and Drs. Stevens and Bar-Or were each awarded 34,059 shares of Common Stock, at a price of $0.5872 which was the closing price of our Common Stock on the date of grant per share, equivalent to $20,000. Since fiscal 2012, the aggregate number of stock awards to each of Messrs. Coelho, Giles and Dr. Stevens totaled 121,049 shares of Common Stock with a value of $140,000. Since fiscal 2019, the aggregate number of stock awards to Dr. Bar-Or totaled 79,287 shares of Common Stock with a value of $40,000.
(3)	On July 1, 2020, Dr. Bar-Or was granted options to purchase 200,000 shares of Common Stock. These options have an exercise price of $0.613, vested immediate and have a term of 10 years from the grant date. The value of the stock option award was estimated using the Black-Scholes option pricing model and totaled $101,000. In addition, on November 10, 2020, Dr. Bar-Or was granted options to purchase 300,000 shares of Common Stock. These options have an exercise price of $0.786, vest one-third on grant date, one-third on the first anniversary of the grant date and the remaining one-third on the second anniversary of the grant date, and have a term of 10 years from the grant date. The value of the stock option award was estimated using the Black-Scholes option pricing model and totaled $203,000. The aggregate number of shares issuable upon exercise of option awards outstanding at December 31, 2020 for Dr. Bar-Or was 602,000, of which 366,000 were fully vested.
(4)	Pursuant to an option repricing program undertaken by the Company in July 2020, 160,554 of Mr. Coelho’s options were cancelled and, in replacement thereof 136,471 options, which were fully vested upon grant, were issued. The value of the replacement stock option award was estimated using the Black-Scholes option pricing model and totaled $63,000. The aggregate number of shares issuable upon exercise of option awards outstanding at December 31, 2020 for Mr. Coelho was 668,221, of which 632,221 were fully vested.
(5)	Pursuant to an option repricing program undertaken by the Company in July 2020, 250,000 of Mr. Giles’s options were cancelled and, in replacement thereof 212,500 options, which were fully vested upon grant, were issued. The value of the replacement stock option award was estimated using the Black-Scholes option pricing model and totaled $97,000. The aggregate number of shares issuable upon exercise of option awards outstanding at December 31, 2020 for Mr. Giles was 740,000, of which 704,000 were fully vested.
(6)	The aggregate number of shares issuable upon exercise of option awards outstanding at December 31, 2020 for Dr. Stevens was 378,750, of which 342,750 were fully vested.

Our non-employee directors are reimbursed by us for any out-of-pocket expenses incurred, reviewed and approved in connection with business activities conducted on our behalf.

EXECUTIVE OFFICERS

Our current executive officers and their respective ages and positions as of the date of this Proxy Statement are set forth in the following table. Biographical information regarding each executive officer who is not also a director is set forth following the table.

Name	Age	Position
Michael Macaluso	69	CEO and Chairman of the Board
Daniel G. Stokely	58	CFO and Secretary
Holli Cherevka	38	Chief Operating Officer (“COO”)

Daniel G. Stokely has served as our CFO and Secretary since July 2019 and has more than 30 years of experience in finance and accounting. He began his career at Deloitte & Touche and since that time, he has spent the majority of his career in positions of financial leadership within both publicly traded and privately held pharmaceutical companies. Most recently, since 2012, he served as Executive Vice President and CFO of Sentynl Therapeutics Inc., a privately held specialty pharmaceutical company focused on licensing, acquisition, marketing, and distribution of development stage and commercially marketed prescription pain products, which was sold to Cadila Healthcare Ltd. in January 2017. From 2004 to 2012, Mr. Stokely served as Vice President of Finance and Chief Accounting Officer (“CAO”) of Victory Pharma, a privately-held specialty pharmaceutical company focused on in licensing, internal product development, marketing, and distribution of pain specialty products, which was sold to Shionogi, Inc., a Japanese pharmaceutical company, in 2011. From 2001 to 2004, Mr. Stokely served as the Corporate Controller and CAO for Wireless Facilities, Inc. (currently Kratos Defense & Security Solutions, Inc.), a publicly traded, global provider of communications and security services for the wireless communications industry. From 1994 to 2001, Mr. Stokely served as Corporate Controller of Dura Pharmaceuticals, a publicly traded pharmaceutical company that was sold to

Elan Pharmaceuticals in late 2000. He has a B.S. degree in accounting from San Diego State University and is a Certified Public Accountant licensed in California.

Holli Cherevka has served as our COO since September 2017.  Prior to taking her current role, Ms. Cherevka served as our Vice President of Operations and oversaw the clinical, regulatory, and manufacturing operations. Since starting at Ampio in January 2013, she has held the following additional roles of increasing responsibility including: Director of Clinical Trials (from January 2013 to November 2013), Senior Director of Clinical Trials (from November 2013 to May 2015), Vice President of Operations (from May 2015 to September 2017) and COO (from September 2017 to current). Previously, Ms. Cherevka was the Director of Business Development at the American College of Radiology (ACR) Image Metrix from 2011 to 2013. Ms. Cherevka earned a B.A. degree from California State University, Chico, and an M.S. degree in biomedical and molecular sciences research from King’s College, London. Ms. Cherevka is a member of the Parenteral Drug Association, Colorado Bioscience Association and the International Society of Pharmaceutical Engineers, and a board member of the Professional Science Master’s in Biomedical Sciences (PSM) program at the University of Denver. She has represented Ampio Pharmaceuticals at conferences for the International Society of Pharmaceutical Engineers as well as at Global Investment Conferences and shareholder meetings.

EXECUTIVE COMPENSATION

Named Executive Officers

For our fiscal year ended December 31, 2020, our named executive officers were: (i) Michael Macaluso, our CEO, who has served as our CEO since January 2012, (ii) Daniel G. Stokely, our CFO, who has served as our CFO and Secretary since July 2019, and (iii) Holli Cherevka, our current COO, who has served as our COO since September 2017. We had no other executive officers serving during the year ended December 31, 2020.

The following table shows, for the fiscal years ended December 31, 2020 and December 31, 2019, compensation awarded to, paid to, or earned by our named executive officers.

Summary Compensation of Named Executive Officers

							Option		All Other
						Stock	Awards		Compensation
Name and Principal Position	Year	Salary ($)		Bonus ($)		Awards ($)	($)(1)		($) (11)		Total ($)
(a)	(b)	(c)		(d)		(e)	(f)		(i)		(j)
Named Executive Officers

Michael Macaluso
CEO, effective January 2012	2020	300,000		157,040	(2)(4)	—	311,097	(3)	—		768,137
	2019	300,000		5,000	(4)	—	—		—		305,000

Daniel G. Stokely
CFO, effective July 2019	2020	285,000		56,665	(4)(5)	—	44,670	(6)	77,830	(7)	464,165
	2019	119,740	(7)	5,000	(4)	—	149,135	(7)	30,505	(7)	304,380

Holli Cherevka
COO, effective September 2017	2020	280,000		7,040	(4)	—	98,751	(8)	1,000		386,791
	2019	223,333	(9)	55,000	(4) (10)	—	88,732	(9)	—		367,065

(1)	The amounts reported under “Option Awards” in the above table reflect the grant date fair value of these awards as determined in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, Compensation – Stock Compensation, rather than amounts paid to or realized by the named individual. The value of the option awards was estimated using the Black-Scholes option pricing model. The valuation assumptions used in the valuation of options granted may be found in Note 12 to our financial statements included in the annual report on Form 10-K for the year ended December 31, 2020.
(2)	Mr. Macaluso received a $150,000 bonus related to his performance for the year ended December 31, 2020.
(3)	Mr. Macaluso entered into an employment agreement with the Company, effective January 2020, to continue his position as CEO, at an annual salary of $300,000. In connection with Mr. Macaluso’s employment, he was awarded 200,000 options. The aggregate value of the stock option award was estimated using the Black-Scholes option pricing model and totaled $118,000. In addition, pursuant to an option repricing program undertaken by the Company in July

2020, 300,000 of Mr. Macaluso’s options were cancelled and, in replacement thereof 255,000 options, which were fully vested upon grant, were issued. The incremental value of the replacement stock option award was estimated using the Black-Scholes option pricing model and totaled $117,000. In December 2020, Mr. Macaluso was also awarded 50,000 options. The aggregate value of the stock option award was estimated using the Black-Scholes option pricing model and totaled $76,000.
(4)	Each of the named executive officers received a $7,000 and $5,000 holiday bonus, respectively, during the years ended December 31, 2020 and December 31, 2019.
(5)	Mr. Stokely received a $50,000 bonus related to his performance for the year ended December 31, 2020.
(6)	In January 2020, Mr. Stokely was awarded 30,000 options. The aggregated value of the stock option awards was estimated using the Black-Scholes option pricing model and totaled $15,000. In December 2020, Mr. Stokely was also awarded 20,000 options. The aggregated value of the stock option awards was estimated using the Black-Scholes options pricing model and totaled $30,000.
(7)	Mr. Stokely was appointed CFO, effective July 2019, with an annual salary of $285,000. In connection with Mr. Stokely’s employment agreement, he was awarded 400,000 options. The aggregate value of the stock option award was estimated using the Black-Scholes option pricing model and totaled $149,000. In addition, we agreed to reimburse Mr. Stokely for certain commuting and housing expenses up to a maximum of $6,000 per month for up to twelve months and up to $43,000 for taxes related to the commuting and housing expenses. During the twelve-month period starting July 2019 and ending July 2020, a total of $66,000 was reimbursed for commuting and housing expenses and $42,000 was reimbursed related to taxes as a result of the commuting and relocation expense payments. Therefore, a total of $108,000 was reimbursed for commuting/relocation expense and taxes as of December 31, 2020, in respect of the twelve-month period starting July 2019 and ending July 2020. Of the $66,000 that was reimbursed for commuting and housing expense, $43,000 related to corporate housing, $20,000 related to traveling expense and $3,000 related to other expenses.
(8)	Pursuant to an option repricing program undertaken by the Company in December 2020, 70,598 of Ms. Cherevka’s options were cancelled and, in replacement thereof 55,000 options, which were fully vested upon grant, were issued. The incremental value of the replacement stock option award was estimated using the Black-Scholes option pricing model and totaled $84,000. In addition, in December 2020, Ms. Cherevka was also awarded 10,000 options. The aggregate value of the stock option award was estimated using the Black-Scholes option pricing model and totaled $15,000.
(9)	Ms. Cherevka entered into an employment agreement with the Company, effective September 2019, to continue her position as COO, at an annual salary of $280,000. In connection with Ms. Cherevka’s employment, she was awarded 200,000 options with a fair value of $89,000.
(10)	Ms. Cherevka received a $50,000 bonus related to her performance for the year ended December 31, 2019.
(11)	The Company provides group term life insurance coverage in the amount of $20,000 for all employees, including the named executive officers, for a nominal annual premium amount.

Our executive officers are reimbursed by us for any out-of-pocket expenses incurred, reviewed and approved in connection with business activities conducted on our behalf.

Outstanding Equity Awards at Fiscal Year-End

The following table provides a summary of equity awards outstanding for each of the named executive officers as of December 31, 2020:

	Option Awards

					Equity Incentive
			Number of		Plan Awards:
	Number of		Securities		Number of
	Securities		Underlying		Securities
	Underlying		Unexercised		Underlying
	Unexercised		Options		Unexercised	Option	Option
	Options Exercisable		Unexercisable		Unearned	Exercise	Expiration
Name	(#)		(#)		Options (#)	Price ($)	Date
(a)	(b)		(c)		(d)	(e)	(f)

Named Executive Officers

Michael Macaluso	50,000		—		—	1.78	12/17/2030
Michael Macaluso	255,000	(1)	—		—	0.65	7/10/2030
Michael Macaluso	100,000		100,000	(2)	—	0.68	1/10/2030
Michael Macaluso	400,000		—		—	0.81	3/9/2027
Michael Macaluso	250,000		—		—	2.76	5/7/2022
Michael Macaluso	180,000		—		—	1.70	8/27/2020
Daniel G. Stokely	20,000		—		—	1.78	12/17/2030
Daniel G. Stokely	30,000		—		—	0.59	1/2/2030
Daniel G. Stokely	400,000		—		—	0.43	8/20/2029
Holli Cherevka	55,000	(3)	—		—	1.78	12/17/2030
Holli Cherevka	10,000		—		—	1.78	12/17/2030
Holli Cherevka	200,000		—		—	0.51	9/16/2029
Holli Cherevka	200,000		—		—	0.55	9/19/2027
Holli Cherevka	30,000		—		—	0.51	8/8/2027
Holli Cherevka	170,000		—		—	0.75	7/15/2026
Holli Cherevka	30,000		—		—	0.75	10/6/2024
Holli Cherevka	9,402		—		—	0.75	11/8/2023
Holli Cherevka	45,000		—		—	0.75	4/2/2023
Holli Cherevka	35,000		—		—	0.75	1/14/2023

(1)	Pursuant to an option repricing program undertaken by the Company in July 2020, 300,000 of Mr. Macaluso’s options were cancelled and, in replacement thereof 255,000 options, which were fully vested upon grant, were issued. The incremental value of the replacement stock option award was estimated using the Black-Scholes option pricing model and totaled $117,000.
(2)	Mr. Macaluso’s unexercisable options vest annually starting on the first anniversary of the grant date and became fully vested on January 10, 2021. The option awards remain exercisable until their expiration on the ten-year anniversary of the date of grant subject to earlier forfeiture following termination of employment.
(3)	Pursuant to an option repricing program undertaken by the Company in December 2020, 70,598 of Ms. Cherevka’s options were cancelled and, in replacement thereof 55,000 options, which were fully vested upon grant, were issued. The incremental value of the replacement stock option award was estimated using the Black-Scholes option repricing model and totaled $84,000.

Employment Agreements

We entered into an employment agreement with Mr. Michael Macaluso, CEO, effective January 9, 2012.  This agreement provided for an annual salary of $195,000, with an initial term ending January 9, 2015. On October 1, 2013, we increased Mr. Macaluso’s annual salary from $195,000 to $300,000. On December 20, 2014, we extended the employment agreement of Mr. Macaluso for three additional years, expiring January 9, 2017. On March 9, 2017, we extended his employment agreement for another three years until January 9, 2020. In connection with his 2017 Amendment, Mr. Macaluso was awarded 400,000 options to purchase our Common Stock at an exercise price of $0.81 vesting annually over three years beginning on March 9, 2018.

On December 14, 2019, we entered into a new three-year employment agreement with Mr. Macaluso (the “Macaluso Employment Agreement”), which became effective on January 10, 2020 (“Start Date”) immediately following the expiration of his prior employment agreement. In connection with his continued service as the Company’s CEO and as a member of the Board, Mr. Macaluso will continue to receive an annual base salary of $300,000 with a term ending January 10, 2023, subject to certain automatic renewal provisions. At the Start Date, Mr. Macaluso received a one-time equity award of 200,000 stock options at an exercise price per share equal to the closing price of the Company’s Common Stock as reported on the NYSE American on the Start Date (50% of which vested on the Start Date and 50% of which will vest on January 10, 2021). Mr. Macaluso will also be able to allocate incentive compensation to others through (i) a special cash bonus pool of $50,000, which he shall be able to allocate in his reasonable discretion to employees of the Company, and (ii) recommendations to the Compensation Committee of the issuance of up to 100,000 stock options, pursuant to the terms of the Company’s 2019 Stock and Incentive Plan. Each of the cash and stock option bonus pools have been substantially allocated by the date of this proxy statement. As consideration for the incentive compensation pools, on the Start Date, Mr. Macaluso forfeited previously granted options to purchase 100,000 shares of Common Stock, which were originally granted on August 12, 2010 with an exercise price of $1.70 and which were fully vested.

We entered into a three-year employment agreement with Mr. Daniel G. Stokely, CFO, and Corporate Secretary (as amended, the “Stokely Employment Agreement”), on July 9, 2019 for his services beginning on July 31, 2019, which provided for an annual salary of $285,000 and a term ending July 31, 2022, subject to certain automatic renewal provisions.  In connection with his employment, Mr. Stokely was awarded 400,000 options to purchase Common Stock at an exercise price of $0.43, as determined pursuant to that certain Stock Option Cancellation and Grant Agreement for Executive, dated August 20, 2019, with 50% of these options vesting upon grant and the remaining 50% vesting one year from the effective start date of employment. In December 2019, an amendment to Mr. Stokely’s employment agreement awarded him an additional 30,000 options to purchase Common Stock, which were granted in January 2020, at an exercise price of $0.5872, with 50% vesting upon grant and 50% vesting on July 31, 2020.  In addition, we initially agreed to reimburse Mr. Stokely for certain commuting and housing expense up to a maximum of $6,000 per month for up to six months.  In December 2019, we extended the period of reimbursement for commuting and housing expenses for an additional two months, which was subsequently extended for an additional four months through July 2020. In addition, Mr. Stokely’s employment agreement amendment also provides for additional reimbursement of taxes paid by Mr. Stokely as a result of commuting and relocation expense payments.

We entered into an employment agreement with Ms. Holli Cherevka, COO, on September 19, 2017, which provided for an annual salary of $200,000 and a term ending September 16, 2019. In connection with the employment agreement, Ms. Cherevka was awarded 200,000 options to purchase Common Stock at an exercise price of $0.55, with 50% vesting upon grant and 50% vesting one year from the effective start date of employment. We entered into a new two-year employment agreement with Ms. Cherevka (the “Cherevka Employment Agreement” and collectively with the Macaluso Employment Agreement and the Stokely Employment Agreement, the “Executive Employment Agreements”) on September 16, 2019, which provides for an annual salary of $280,000 and has a term ending September 16, 2021, subject to certain automatic renewal provisions. In connection with this new employment agreement, Ms. Cherevka was awarded 200,000 options to purchase Common Stock at an exercise price of $0.51, with 50% vesting upon grant and 50% vesting one year from the effective start date of employment.

Each officer is eligible to receive a discretionary annual bonus each year that will be determined by the Compensation Committee of the Board based on individual achievement and Company performance objectives established by the Compensation Committee. Included in those objectives, as applicable for the responsible officer, are (i) obtaining successful clinical trial results, and (ii) preparation and compliance with a fiscal budget. The targeted amount of the annual bonus for Mr. Macaluso, Mr. Stokely, and Ms. Cherevka is 50% of the applicable base salary, although the actual bonus may be higher or lower.

Potential Payments Upon Termination or Change in Control

Under each of our Executive Employment Agreements, the respective member of our executive team (each, an “Executive”), if their employment is terminated by the Company without Cause or by the Executive for Good Reason, will be entitled to a lump sum severance payment equal to six months of his or her base salary in effect at the date of termination, less applicable withholding and certain offsetting payments (including offsets for any and all compensation that he or she may receive from other employment subsequent to his or her employment with the Company pursuant to a duty to mitigate such severance payment). In addition, the vesting and exercisability of all then outstanding equity awards (excluding the performance-based awards) held by our Executive will accelerate in full. Any performance-based award held by such

Executive shall become vested and exercisable only if the applicable performance-based criteria are satisfied at the end of the applicable period relating to such award, at which time such performance-based award shall become vested and exercisable on a pro-rated basis by multiplying such award by a fraction, the numerator of which is the number of full months such executive was employed by the Company during the applicable performance period, and the denominator of which is the total number of months in such performance period. Any performance-based award for which the performance criteria are not satisfied within the applicable performance period shall terminate at the end of such period. All severance payments, less applicable taxes and withholdings, are subject to our Executive’s execution and delivery of a general release in a form acceptable to us, and is further conditioned upon complying with the confidentiality, non-solicitation, non-competition, intellectual property and post-termination cooperation obligations under his employment agreement. If the employment is terminated by the Company for Cause or by the Executive without Good Reason, no severance shall be payable by us.

“Good Reason” means, without our Executive’s written consent:

●	a material reduction of his or her compensation (except where there is a general reduction also applicable to the other members of the senior executive team); or
●	a material reduction in his or her overall responsibilities or authority or scope of duties (it being understood that the occurrence of a change in control shall not, by itself, necessarily constitute a reduction in his or her responsibilities or authority).

“Cause” means, in the sole discretion of a majority of the Board:

●	Our Executive’s failure or refusal to substantially perform his or her duties;
●	personal or professional dishonesty that could reasonably be expected to have a materially adverse impact on the financial interests or business reputation of the Company;
●	incompetence, willful misconduct, breach of fiduciary duty (including duties involving personal profit);
●	breach of the Company’s Code of Business Conduct and Ethics and personnel policies or compliance policies;
●	material violation of the Sarbanes-Oxley requirements for officers of public companies that in the reasonable opinion of the Board will likely cause substantial financial harm or substantial injury to the reputation of the Company;
●	willfully engaging in actions that in the reasonable opinion of the Board will likely cause substantial financial harm or substantial injury to the business reputation of the Company;
●	willful violation of any law, rule, or regulation, or final cease-and-desist order (other than routine traffic violations or similar offenses);
●	the unauthorized use or disclosure of any trade secret, proprietary, or confidential information of the Company (or any other party as to which our Executive owes an obligation of nondisclosure as a result of his or her relationship with the Company);
●	failure to follow the reasonable and lawful directives of the CEO or the Board pertaining to his or her duties with the Company;
●	commission of an act of fraud, embezzlement, or misappropriation by our Executive with respect to his or her relations with the Company or any of its employees, customers, agents, or representatives; or

●	any material breach of any provision of the employment agreement with our Executive.

Our employment agreements with our Executives do not provide for the payment of a “gross-up” payment under Section 280G of the Code.

The following table provides a summary of potential payments upon termination or change in control for each of the named executive officers as of December 31, 2020 (rounded to the nearest thousand):

	Cause; Without Good	Without Cause; Good
Recipient and Benefit	Reason;	Reason	Death; Disability	Change in Control

Michael Macaluso
Salary	$—	$150,000	$—	$—
Stock Options (1)	—	734,000	—	—
Total	$—	$884,000	$—	$—

Daniel G. Stokely
Salary	$—	$142,500	$—	$—
Stock Options (1)	—	494,000	—	—
Total	$—	$636,500	$—	$—

Holli Cherevka
Salary	$—	$140,000	$—	$—
Stock Options (1)	—	699,000	—	—
Total	$—	$839,000	$—	$—

(1)	Amounts represent the intrinsic value (that is, the value based upon the Company’s stock price on December 31, 2020 of $1.59 per share), minus the exercise price of the equity awards that would have become exercisable as of December 31, 2020.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee evaluates auditor performance, manages relations with the Company’s independent registered public accounting firm, and evaluates policies and procedures relating to internal control systems. The Audit Committee operates under a written Audit Committee Charter that has been adopted by the Board, a copy of which is available on the Company’s website. All members of the Audit Committee currently meet the independence and qualification standards for Audit Committee membership set forth in the listing standards provided by the NYSE American and the SEC.

The Audit Committee members are not professional accountants or auditors. The members’ functions are not intended to duplicate or to certify the activities of management and the independent registered public accounting firm. The Audit Committee serves a board-level oversight role in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors, and the experience of the Audit Committee’s members in business, financial and accounting matters.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. The Company’s management has the primary responsibility for the financial statements and reporting process, including the Company’s system of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2020. This review included a discussion of the quality and the acceptability of the Company’s financial reporting, including the nature and extent of disclosures in the financial statements and the accompanying notes. The Audit Committee also reviewed the progress and results of the testing of the design and effectiveness of the Company’s internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002.

The Audit Committee also reviewed with the Company’s independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States of America, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. The Audit Committee discussed with the independent registered public accounting firm their independence from management and the Company, including the matters required by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.

In addition to the matters specified above, the Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope, plans and estimated costs of their audit. The Committee met with the independent registered public accounting firm periodically, with and without management present, to discuss the results of the independent registered public accounting firm’s examinations, the overall quality of the Company’s financial reporting and the independent registered public accounting firm’s reviews of the quarterly financial statements, and drafts of the quarterly and annual reports.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements should be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

Submitted by the Audit Committee of the Board of Directors

Richard B. Giles
Philip H. Coelho
David R. Stevens, Ph.D.

The foregoing Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent we specifically incorporate this report by reference therein.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Party Transactions

Other than the director and executive compensation arrangements discussed above within the “Executive Compensation” section, we have not been a party to any transactions since January 1, 2019 in which the amount involved exceeded or will exceed the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years, and in which any director, executive officer, or holder of more than 5% of any class of our voting stock, or any member of the immediate family of or entities affiliated with any of them, had or will have a material interest.

Indemnification of Officers and Directors

We have entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements and our Certificate of Incorporation and Bylaws require us to indemnify our directors and executive officers to the fullest extent permitted by Delaware law.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our Common Stock as of June 15, 2021 by:

●	each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our Common Stock;
●	each of our named executive officers;
●	each of our directors and director nominees; and
●	all executive officers and directors as a group.

We have determined beneficial ownership in accordance with SEC rules. The information does not necessarily indicate beneficial ownership for any other purpose. Under these rules, the number of shares of Common Stock deemed outstanding includes shares issuable upon exercise of options and warrants held by the respective person or group which may be exercised or converted within 60 days after June 15, 2021.

For purposes of calculating each person’s or group’s percentage ownership, stock options and warrants exercisable within 60 days after June 15, 2021 are included for that person or group but not the stock options or warrants of any other person or group. Ownership is based on 196,461,146 shares of Common Stock outstanding on June 15, 2021.

The Company is not aware of any arrangements that have resulted, or may at a subsequent date result, in a change of control of the Company.

Unless otherwise indicated and subject to any applicable community property laws, to our knowledge, each stockholder named in the following table possesses sole voting and investment power over the shares listed. Unless otherwise noted below, the address of each stockholder listed on the table is c/o Ampio Pharmaceuticals, Inc., 373 Inverness Parkway, Suite 200, Englewood, Colorado 80112.

	Number of Shares Beneficially	Percentage of Shares
Name and Address of Beneficial Owner	Owned	Beneficially Owned
5% Stockholders
CVI Investments, Inc. (1) C/O Heights Capital Management, Inc. 101 California Street, Suite 3250 San Francisco, CA 94111	12,454,835	6.32%
Bruce E. Terker (2) 950 W. Valley Road, Suite 2900 Wayne, PA 19087	11,525,331	5.87%
Directors and Name Executive Officers
Michael Macaluso (3)	3,121,752	1.58%
David Bar-Or (4)	481,800	0.24%
Richard B. Giles (5)	1,095,121	0.56%
Philip H. Coelho (6)	829,721	0.42%
Holli Cherevka (7)	707,168	0.36%
David R. Stevens (8)	501,312	0.25%
Daniel G. Stokely (9)	350,815	0.18%

Directors and executive officers as a group	7,087,689	3.59%

(1)	Based on a Schedule 13G/A filed by CVI Investments, Inc. (“CVI Investments”) and Heights Capital Management, Inc. (“Heights Capital”) with the SEC on February 14, 2019. The amount indicated in the table includes 6,250,000 shares of Common Stock issued as a result of a warrant exercise on October 29, 2019 and also includes warrants to purchase 600,000 shares that are exercisable within 60 days of June 15, 2021. Based on the above Schedule 13G/A, CVI Investments and Heights Capital have shared voting and dispositive power with respect to the shares.
(2)	Based solely on a Schedule 13G/A filed by Bruce E. Terker, Ballyshannon Partners, L.P., Ballyshannon Family Partnership, L.P., Insignia Partners, L.P. and Odyssey Capital Group, L.P. (collectively the “Bruce E. Terker and Related Companies”) with the SEC on January 20, 2021, reporting beneficial ownership as of December 31, 2020. Based on the above Schedule 13G/A, Bruce E. Terker and Related Companies have shared voting and dispositive power with respect to the shares.
(3)	Includes options to purchase 1,335,000 shares that are exercisable within 60 days of June 15, 2021.
(4)	Includes options to purchase 389,000 shares that are exercisable within 60 days of June 15, 2021.
(5)	Includes options to purchase 728,000 shares that are exercisable within 60 days of June 15, 2021.
(6)	Includes options to purchase 626,221 shares that are exercisable within 60 days of June 15, 2021.
(7)	Includes options to purchase 707,168 shares that are exercisable within 60 days of June 15, 2021.
(8)	Includes options to purchase 366,750 shares that are exercisable within 60 days of June 15, 2021.
(9)	Includes options to purchase 322,500 shares that are exercisable within 60 days of June 15, 2021.

STOCKHOLDER PROPOSALS

Stockholder proposals, including nominations of persons for election to our Board of Directors, will be considered for inclusion in the Proxy Statement for the 2022 Annual Meeting in accordance with Rule 14a-8 under the Exchange Act, if they are received by the Secretary of the Company, on or before March 2, 2022. If the date of the annual meeting is moved by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, then notice must be received within a reasonable time before we begin to print and send proxy materials. If that happens, we will publicly announce the deadline for submitting a proposal in a press release or in a document filed with the SEC.

Stockholders who intend to present a proposal, including nominations of persons for election to our Board of Directors, at the 2022 Annual Meeting without inclusion of such proposal in our proxy materials for the 2022 Annual Meeting are required to provide notice of such proposal between April 16, 2022 and May 16, 2022, assuming that the 2022 Annual Meeting is held within 30 days of August 14, 2022. If the meeting is advanced by more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, notice must be delivered prior to the later of (a) the 90th day before the annual meeting or (b) the 10th day after which announcement of the meeting day is first made, but no earlier than 120 days prior to the annual meeting. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

Proposals and notices of intention to present proposals at the 2022 Annual Meeting should be addressed to Corporate Secretary of Ampio Pharmaceuticals, Inc., 373 Inverness Parkway, Suite 200, Englewood, Colorado 80112.

HOUSEHOLDING OF PROXY MATERIALS

In some cases, only one copy of this Proxy Statement or our 2021 Annual Report is being delivered to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders. We will deliver promptly, upon written or oral request, a separate copy of this Proxy Statement or such Annual Report to a stockholder at a shared address to which a single copy of the document was delivered. Stockholders sharing an address who are receiving multiple copies of proxy statements or annual reports may also request delivery of a single copy. To request separate or multiple delivery, or single copy delivery of these materials now or in the future, a stockholder may submit a written request to Corporate Secretary of Ampio Pharmaceuticals, Inc., 373 Inverness Parkway, Suite 200, Englewood, Colorado 80112 or an oral request at (720) 437-6500.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is www.sec.gov.

You may request, and we will provide at no cost, a copy of the proxy materials, including any exhibits to such filings, by writing or telephoning us at the following address: Corporate Secretary of Ampio Pharmaceuticals, Inc., 373 Inverness Parkway, Suite 200, Englewood, Colorado 80112 or an oral request at (720) 437-6500. You may also access these filings at our web site under the “Investors” link at www.ampiopharma.com.

OTHER MATTERS

The Board of Directors knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.

It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to vote. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope or vote these proxies by telephone at 1-800-690-6903 or by internet at www.proxyvote.com.

By Order of the Board of Directors

/s/ Daniel G. Stokely
Daniel G. Stokely, Secretary

June 30, 2021
Englewood, Colorado

VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. AMPIO PHARMACEUTICALS, INC. 373 INVERNESS PARKWAY, SUITE 200 ENGLEWOOD, CO 80112 During The Meeting - Go to www.virtualshareholdermeeting.com/AMPE2021 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D55406-P55808 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. AMPIO PHARMACEUTICALS, INC. The Board of Directors recommends you vote FOR the following: For Withhold For All AllAllExcept ! ! ! 1. To elect five directors, nominated by our Board of Directors, to serve until our 2022 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified or their earlier resignation or removal. Nominees: 01) 02) 03) 04) 05) Michael Macaluso David Bar-Or, M.D. Philip H. Coelho Richard B. Giles David R. Stevens, Ph.D. To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. For Against Abstain The Board of Directors recommends you vote FOR proposals 2 and 3. ! ! ! 2. To ratify the selection of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021. 3. To approve, on an advisory (non-binding) basis, the compensation of the Company's named executive officers as disclosed in the Proxy Statement. ! ! ! Note: To transact such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. D55407-P55808 AMPIO PHARMACEUTICALS, INC. Annual Meeting of Stockholders August 14, 2021 9:00 AM This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Daniel G. Stokely and Michael Macaluso, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Ampio Pharmaceuticals, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, MT on August 14, 2021, in a virtual format only via live webcast at www.virtualshareholdermeeting.com/AMPE2021, and any adjournment(s) or postponement(s) thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. The proxyholders are authorized to vote in their discretion with respect to other matters which may come before the meeting. Continued and to be signed on reverse side